Exhibit 99.2

Spirit AeroSystems Commences Cash Tender Offer for Any and All of Its Outstanding 7.500% Senior Secured Second Lien Notes Due 2025

WICHITA, Kan., November 8, 2023 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] (the “Company”) is announcing today that Spirit AeroSystems, Inc. (“Spirit”), a wholly owned subsidiary of the Company, has commenced an offer (the “Tender Offer”) to purchase for cash any and all of the $1.2 billion outstanding principal amount of its 7.500% Senior Secured Second Lien Notes due 2025 (CUSIP No. 85205T AL4) (the “2025 Second Lien Notes”) on the terms and conditions described in Spirit’s Offer to Purchase, dated November 8, 2023 (the “Offer to Purchase”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The following table sets forth certain terms of the Tender Offer:

Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Consideration(1)
7.500% Senior Secured Second Lien Notes due 2025	85205T AL4 (144A) U84591 AD5 (Reg S)	$1,200,000,000	$1,007.80

(1) Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by us. Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.

The Tender Offer will expire at 5:00 p.m., New York City time, on November 15, 2023, unless extended or terminated by Spirit (the “Expiration Date”). Tenders submitted after the Expiration Date will not be valid, unless the Guaranteed Delivery Procedures are followed. Subject to the terms and conditions of the Tender Offer, the consideration for each $1,000 principal amount of 2025 Second Lien Notes validly tendered, including through the Guaranteed Delivery Procedures, and accepted for purchase pursuant to the Tender Offer will be the tender consideration set forth in the above table (the “Tender Consideration”). All holders of 2025 Second Lien Notes validly tendered, including through the Guaranteed Delivery Procedures, and accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on such 2025 Second Lien Notes from the last interest payment date with respect to those 2025 Second Lien Notes to, but not including, the Settlement Date.

For holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Offer to Purchase and Notice of Guaranteed Delivery, the deadline to validly tender 2025 Second Lien Notes using the Guaranteed Delivery Procedures will be the second business day after the Expiration Date and is expected to be 5:00 p.m., New York City time, on November 17, 2023.

2025 Second Lien Notes that have been tendered may be withdrawn from the Tender Offer prior to 5:00 p.m., New York City time, on November 15, 2023 (subject to extension, the “Withdrawal Deadline”). Holders of 2025 Second Lien Notes tendered after the Withdrawal Deadline cannot withdraw their 2025 Second Lien Notes unless Spirit is required to extend withdrawal rights under applicable law.

Spirit will purchase any 2025 Second Lien Notes that have been validly tendered, including through the Guaranteed Delivery Procedures, at or prior to the Expiration Date and accepted for purchase in the Tender Offer promptly following the Expiration Date (such date, the “Settlement Date”). The Settlement Date is expected to occur on November 21, 2023, unless extended by the Company in its sole discretion.

The Tender Offer is not conditioned on the tender of any minimum principal amount of 2025 Second Lien Notes. However, the Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including a condition that the Spirit raises $1.2 billion in gross proceeds from the issuance of new senior secured debt securities. Spirit intends to fund the purchase of the 2025 Second Lien Notes pursuant to the Tender Offer with the net proceeds from such debt financing.

Morgan Stanley & Co. LLC is acting as the sole Dealer Manager for the Tender Offer. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Morgan Stanley & Co. LLC at: (800) 624-1808 (toll-free) or (212) 761-1057 (collect). Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (855) 654-2015 or by email to contact@gbsc-usa.com. The Offer to Purchase, and the related Notice of Guaranteed Delivery can be accessed at the following link: https://www.gbsc-usa.com/spirit/.

None of the Company, Spirit, the Dealer Manager, the Tender and Information Agent, the trustee under the indenture governing the 2025 Second Lien Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any 2025 Second Lien Notes in response to the Tender Offer. Holders must make their own decision as to whether to participate in the Tender Offer and, if so, the principal amount of 2025 Second Lien Notes as to which action is to be taken.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, or an offer to purchase or a solicitation of an offer to sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Spirit by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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Contacts:

Media:	Forrest Gossett
(316) 371-6751
forrest.s.gossett@spiritaero.com

Investor Relations:	Ryan Avey
(316) 523-7040
investorrelations@spiritaero.com

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. Also, Spirit serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words. or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to: our ability to complete the senior secured second lien notes offering and the concurrent offerings of exchangeable notes and common stock in the amounts and on the terms contemplated, or at all, and our ability to complete the Tender Offer on the terms contemplated, or at all; the following, the continued fragility of the global aerospace supply chain, including our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components, including increases in energy, freight, and other raw material costs as a result of inflation or continued global inflationary pressures; our ability and our suppliers’ ability, or willingness, to meet stringent delivery (including quality and timeliness) standards and accommodate changes in the build rates or model mix of aircraft under existing contractual commitments, including the ability or willingness to staff appropriately or expend capital for current production volumes and anticipated production volume increases; the ability to maintain continuing, uninterrupted production at our manufacturing facilities and our suppliers’ facilities; our ability, and our suppliers’ ability, to attract and retain the skilled work force necessary for production and development in an extremely competitive market; the effect of economic conditions, including increases in interest rates and inflation, on the demand for our and our customers’ products and services, on the industries and markets in which we operate in the U.S. and globally, and on the global aerospace supply chain; the general effect of geopolitical conditions, including Russia’s invasion of Ukraine and the resultant sanctions being imposed in response to the conflict, including any trade and transport restrictions; the recent outbreak of war in Israel and the Gaza Strip and the potential for expansion of the conflict in the surrounding region, which may impact certain suppliers’ ability to continue production or make timely deliveries of supplies required to produce and timely deliver our products, and may result in sanctions being imposed in response to the conflict, including any trade and transport restrictions; our relationships with the unions representing many of our employees, including our ability to successfully negotiate new agreements, and avoid labor disputes and work stoppages with respect to our union employees; the impact of significant health events, such as pandemics, contagions, or other public health emergencies (including the COVID-19 pandemic) or fear of such events, on the demand for our and our customers’ products and services, the industries, and the markets in which we operate in the U.S. and globally; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; our reliance on The Boeing Company (“Boeing”) and Airbus Group SE and its affiliates (collectively, “Airbus”) for a significant portion of our revenues; the business condition and liquidity of our customers and their ability to satisfy their contractual obligations to the Company; the certainty of our backlog, including the ability of customers to cancel or delay orders prior to shipment on short notice, and the potential impact of regulatory approvals of existing and derivative models; our ability to accurately estimate and manage performance, cost, margins, and revenue under our contracts, and the potential for additional forward losses on new and maturing programs; our accounting estimates for revenue and costs for our contracts and potential changes to those estimates; our ability to continue to grow and diversify our business, execute our growth strategy, and secure replacement programs, including our ability to enter into profitable supply arrangements with additional customers; the outcome of product warranty or defective product claims and the impact settlement of such claims may have on our accounting assumptions; competitive conditions in the markets in which we operate, including in-sourcing by commercial aerospace original equipment manufacturers; our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing, Airbus and other customers; the possibility that our cash flows may not be adequate for our additional capital needs; any reduction in our credit ratings; our ability to access the capital or credit markets to fund our liquidity needs, and the costs and terms of any additional financing; our ability to avoid or recover from cyber or other security attacks and other operations disruptions; legislative or regulatory actions, both domestic and foreign, impacting our operations, including the effect of changes in tax laws and rates and our ability to accurately calculate and estimate the effect of such changes; spending by the U.S. and other governments on defense; pension plan assumptions and future contributions; the effectiveness of our internal control over financial reporting; the outcome or impact of ongoing or future litigation, arbitration, claims, and regulatory actions or investigations, including our exposure to potential product liability and warranty claims; adequacy of our insurance coverage; our ability to continue selling certain receivables through supplier financing programs; our ability to effectively integrate recent acquisitions, along with other acquisitions we pursue, and generate synergies and other cost savings therefrom, while avoiding unexpected costs, charges, expenses, and adverse changes to business relationships and business disruptions; and the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.